Exhibit 99.1

PROXY CARD Proxy Card for Jaws Acquisition Corp. Extraordinary General Meeting 601 Lexington Avenue New York, New York 10022 EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF JAWS ACQUISITION CORP. YOUR VOTE IS IMPORTANT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2021. The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [•], 2021, in connection with the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) to be held at 9:00 a.m. Eastern Time on [•], 2021, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints Barry S. Sternlicht, Joseph L. Dowling and Michael Racich, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Jaws Acquisition Corp. (“Jaws” and after the Domestication, as defined below, the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8. (Continued and to be marked, dated and signed on reverse side) Please mark vote as indicated in this example    [GRAPHIC APPEARS HERE] THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6A, 6B, 6C, 6D, 7 and 8. Proposal No. 1 — The Domestication Proposal — to consider and vote upon a proposal by special resolution to change the corporate structure and domicile of Jaws by way of continuation from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication will be effected simultaneously with the Business Combination (as defined below) by Jaws filing a Certificate of Corporate Domestication and a Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, Jaws will become a Delaware corporation and will change its corporate name to “Cano Health, Inc.” and all outstanding securities of Jaws will convert to outstanding securities of the Company, as described in more detail in the accompanying proxy statement/prospectus. The forms of the proposed Delaware Certificate of Incorporation (as defined below) and proposed Bylaws (as defined below) of the Company to become effective upon the Domestication, are attached to the accompanying proxy statement/ prospectus as Annex C and Annex D, respectively; FOR ☐ AGAINST ☐    ABSTAIN ☐ Proposal No. 2 — The Business Combination Proposal — to consider and vote upon a proposal by ordinary resolution to approve the Business Combination Agreement, dated as of November 11, 2020 (as amended or supplemented from time to time, the “Business Combination Agreement”), by and among Jaws, Jaws Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), Primary Care (ITC) Holdings, LLC, a Delaware limited liability company (the “Seller”), and Primary Care (ITC) Intermediate Holdings, LLC, a Delaware limited liability company (“PCIH”), and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”). Pursuant to the Business Combination Agreement, among other things, Jaws will acquire certain equity interests of PCIH from Seller, its sole member, by way of its wholly-owned subsidiary, Merger Sub, merging with and into PCIH, with PCIH becoming a direct subsidiary of the Company, as described in more detail in the accompanying proxy statement/prospectus. Jaws refers to this proposal as the “Business Combination Proposal.” A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus as Annex A;    FOR ☐    AGAINST ☐    ABSTAIN ☐ Proposal No. 3 — The Equity Incentive Plan Proposal — to consider and vote upon the approval by ordinary resolution of the Equity Incentive Plan. Jaws refers to this as the “Equity Incentive Plan Proposal.” A copy of the Equity Incentive Plan is attached to an amendment to the accompanying proxy statement/prospectus as Annex L; FOR ☐    AGAINST ☐    ABSTAIN ☐ Proposal No. 4 — The Employee Stock Purchase Plan Proposal — to consider and vote upon the approval by ordinary resolution of the Employee Stock Purchase Plan. Jaws refers to this as the “Employee Stock Purchase Plan Proposal.” A copy of the Employee Stock Purchase Plan is attached to an amendment to the accompanying proxy statement/prospectus as Annex K; FOR ☐    AGAINST ☐    ABSTAIN ☐ Proposal No. 5 — The Charter Proposal — to consider and vote upon the approval by special resolution of the amendment and restatement of the Existing Organizational Documents (as defined herein) in their entirety by the proposed new certificate of incorporation (the “Certificate of Incorporation”) of the Company (a corporation incorporated in the State of Delaware, assuming the Domestication Proposal is approved and adopted, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the “DGCL”)), including authorization of the change in authorized share capital as indicated therein and the change of name of Jaws to “Cano Health, Inc.” in connection with the Business Combination. Jaws refers to this as the “Charter Proposal.” A copy of the Certificate of Incorporation is attached to the accompanying proxy statement/prospectus as Annex C.    FOR ☐    AGAINST ☐    ABSTAIN ☐

Proposal No. 6 — Organizational Documents Proposals — to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Certificate of Incorporation (collectively, the "Organizational Documents Proposals"), to approve the following material differences between the current amended and restated memorandum and articles of association of Jaws (the "Existing Organizational Documents") and the Certificate of Incorporation and the proposed new bylaws (the "Bylaws" and, together with the Certificate of Incorporation, the "Proposed Organizational Documents") of Jaws:

	FOR	AGAINST	ABSTAIN
(A) Organizational Documents Proposal 6A — an amendment to authorize the change in the authorized capital stock of Jaws from (i) 400,000,000 Class A ordinary shares, par value $0.0001 per share (the "Class A ordinary shares"), 40,000,000 Class B ordinary shares, par value $0.001 per share (the "Class B ordinary shares"), and 1,000,000 preference shares, par value $0.0001 per share, to (ii) [•] shares of Class A common stock, par value $0.0001 per share, of the Company (the "Class A common stock"), [•] shares of Class B common stock, par value $0.0001 per share, of the Company (the "Class B common stock") and 10,000,000 shares of preferred stock, par value $0.0001 per share, of the Company (the "Preferred Stock");	☐	☐	☐

Please mark vote as indicated in this example ☒ **THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6A, 6B, 6C, 6D, 7 and 8.**

	FOR	AGAINST	ABSTAIN
(B) Organizational Documents Proposal 6B — an amendment to authorize the board of the directors of the Company subsequent to the completion of the Business Combination (the "Company Board") to make future issuances of any or all shares of Preferred Stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Company Board and as may be permitted by the DGCL;	☐	☐	☐
(C) Organizational Documents Proposal 6C — an amendment to adopt Delaware as the exclusive forum for certain stockholder litigation;	☐	☐	☐
(D) Organizational Documents Proposal 6D — certain other changes in connection with the replacement of Existing Organizational Documents with the Certificate of Incorporation and Bylaws to be adopted as part of the Domestication (copies of which are attached to the accompanying proxy statement/prospectus as Annex C and Annex D, respectively), including (1) changing the post-Business Combination corporate name from "Jaws Acquisition Corp." to "Cano Health, Inc.," which is expected to occur after the Domestication in connection with the Business Combination, (2) making the Company's corporate existence perpetual, (3) electing to not be governed by Section 203 of the DGCL but providing other restrictions regarding takeovers by interested stockholders, (4) granting an explicit waiver regarding corporate opportunities to non-officer or non-employee directors of the Company and (5) removing certain provisions related to Jaws' status as a blank check company that will no longer be applicable upon consummation of the Business	☐	☐	☐

Combination, all of which the board of directors of Jaws believes are necessary to adequately address the needs of the Company after the Business Combination;     Proposal No. 7 — The NYSE Proposal — to consider and vote upon a proposal by ordinary resolution to approve, for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of shares of Class A common stock, and securities convertible into or exchangeable for Class A common stock, in connection with the Business Combination and the PIPE Investment (the “NYSE Proposal”).    FOR ☐    AGAINST ☐    ABSTAIN ☐ Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal by ordinary resolution to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the “Adjournment Proposal”).    FOR ☐    AGAINST ☐    ABSTAIN ☐ Dated:                , 2021 (Signature) (Signature if held Jointly) Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1, 2, 3, 4, 5, 6A, 6B, 6C, 6D, 7 and 8 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.